UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2025 (July 11, 2025)

Date of Report (Date of earliest event reported)

One World Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56151	61-1744826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6605 Grand Montecito Parkway, Suite 100 Las Vegas, Nevada	89149
(Address of principal executive offices)	(Zip Code)

(800) 605-3201

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement. As disclosed in a Current Report on Form 8-K filed June 10, 2025, on June 4, 2025, One World Products, Inc., a Nevada corporation (the “Company”), entered into a Letter of Intent (the “Eco Bio LOI”) with Eco Bio Plastics Midland, Inc. (“Eco Bio”).

Further to the Eco Bio LOI, on July 11, 2025, the Company, EBPIE, LLC, a Michigan limited liability company wholly owned by the Company (“EBPIE”), and Eco Bio entered into, and closed, an Asset Purchase Agreement (the “Eco Bio Asset Agreement”), pursuant to which EBPIE acquired substantially all of the assets of Eco Bio for a total of $515,000 in cash, with $415,000 being paid at the closing and $100,000 having been paid on the execution of the Eco Bio LOI.

Employment Agreement. On July 11, 2024, EBPIE entered into an Executive Employment Agreement (the “Saotome Agreement”) with Fukuji Saotome, pursuant to which Mr. Saotome will serve as EBPIE’s Chief Operating Officer. The initial term of the Saotome Agreement ends December 31, 2030, and renews automatically for successive 12-month terms, unless cancelled by either EBPIE or Mr. Saotome upon not less than 90-days’ written notice prior to the end of the then-current term. Under the Saotome Agreement, Mr. Saotome is to be compensated, as follows:

(1)	an annual salary of $250,000 (the “Base Salary”); and

(2)	in addition to his Base Salary, Mr. Saotome shall be eligible for an annual bonus based on a Budgetary NOI Goal established on or before each January 10th during the Term of the Saotome Agreement is achieved. The Budgetary NOI Goal shall be reduced to a writing signed by EBPIE and Mr. Saotome.

Stock Option Grant Notice. On July 11, 2024, the Company entered into an Stock Option Grant Notice (the “Saotome Option Grant”) with Fukuji Saotome, pursuant to which the Company, pursuant to its 2019 Stock Incentive Plan, granted Mr. Saotome an option to purchase up to 5,000,000 shares (the “Saotome Option”) of the Company’s common stock at a per share exercise price of $0.13, with an expiration date of December 31, 2030. The Saotome Option vests on the following schedule: 20% on July 11, 2025; 20% on December 31, 2027; 20% on December 31, 2028; 20% on December 31, 2029; and 20% on December 31, 2030.

The foregoing descriptions of the Eco Bio Asset Purchase Agreement, the Saotome Employment Agreement and the Saotome Option Agreement are qualified in their entireties by the full text of the Eco Bio Asset Purchase Agreement, the Saotome Employment Agreement and the Saotome Option Grant, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to, and incorporated by reference in, this Current Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 15, 2025, the Company issued a press release announcing the Eco Bio Acquisition.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The furnishing of the press release is not an admission as to the materiality of any information therein. The information contained in the press release is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

The information in this Item 7.01 of this Current Report on Form 8-K and the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement among the Company, EBPIE, LLC and Eco Bio Plastics Midland, Inc.
10.2	Executive Employment Agreement between EBPIE, LLC and Fukuji Saotome.
10.3	Stock Option Grant Notice between the Company and Fukuji Saotome.
99.1	Press Release dated July 15, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Products, Inc.

Date: July 15, 2025.	By:	/s/ Isiah L. Thomas, III
	Name:	Isiah L. Thomas, III
	Title:	Chief Executive Officer